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                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549




                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                          Quaker State Corporation
           (Exact name of registrant as specified in its charter)



             Delaware                                          25-0742820

                                                            (I.R.S. Employer
(State of Incorporation or Organization)                   Identification No.)

           255 Elm Street
       Oil City, Pennsylvania                                 16301
(Address of principal executive offices)                    (Zip Code)




If this Form relates                             If this Form relates
to the registration of                           to the registration of
a class of debt securities                       a class of debt securities
and is effective upon filing                     and is to become effective
pursuant to General Instruction                  simultaneously with the
A(c)(1) please check the                         effectiveness of a concurrent
following box.     [ ]                           registration statement under
                                                 the Securities Act of 1933
                                                 pursuant to General Instruction
                                                 A(c)(2) please check the
                                                 following box.     [x]

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class          Name of each exchange on which each class is to be
to be so registered                              registered
___% Notes Due 2005                       New York Stock Exchange





     Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)

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Item 1.     Description of Registrant's Securities to be
            Registered.

            The material set forth in the section captioned "Description of Notes" in the Registrant's Registration Statement (the "Registration Statement") on Form S-3 (Registration No. 33-63241), filed with the Securities and Exchange Commission on October 6, 1995, Amendment No. 1 to the Registration Statement, filed with the Securities and Exchange Commission on October 10, 1995, and Amendment No. 2 to the Registration Statement, filed with the Securities and Exchange Commission on October 13, 1995, is incorporated herein by reference.



Item 2.     Exhibits.

1. Composite Certificate of Incorporation, as amended effective July 3, 1995 incorporated herein by reference from the Registrant's Report on Form 10-Q, file no. 1-2677, for the quarterly period ended June 30, 1995.

2. Bylaws as amended and restated on February 28, 1995, incorporated herein by reference from the Registrant's Annual Report on Form 10-K, file no. 1-2677, for the year ended December 31, 1994.

3.    Form of Indenture, dated as of October   , 1995, between the
      Registrant and Chemical Bank, as trustee, relating to the     ___%
      Notes Due 2005 incorporated herein by reference from the Registrant's Amendment No. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 10, 1995.

4.    Form of the Registrant's ___% Note Due 2005, included in Exhibit No.
      3 above.

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                                 SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          QUAKER STATE CORPORATION
                                                (Registrant)



                                          By:  /s/ Paul E. Konney
                                          Name:  Paul E. Konney
                                          Title:  Vice President,
                                                  General Counsel and Secretary





Date:  October 13, 1995